SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) : August 4, 2004

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
             ------------------------------------------------------
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)


         Nevada                                        13-13250816
------------------------------                --------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)


                         2200 112th Avenue NE, Suite 200

                           Bellevue, Washington 98004
                    -----------------------------------------
                    (Address of principal executive offices)

                                 (425) 452-8639
                         ------------------------------
                            (Issuer telephone number)

Item 5.  Other Information

As a result of foreclosing on a promissory note, Tracy Krocker, the President of the Company acquired 3,045,000 shares of the Company's common stock. This block of shares comprises 16.24% of the Company's 18,756,920 outstanding shares. Ms. Krocker has also been awarded 250,000 for her past services as an officer and director of the Company. These shares have not yet been issued.

On July 26, 2004, the Company entered into an employment agreement with Ms. Krocker to serve as the Company's president and Chief Executive Officer at an annual salary of $120,000 per year and 250,000 shares of restricted common stock. In addition, Mr. Krocker has the ability to purchase up to 5,000,000 shares of common stock of the Registrant in the event that she is able to create a producing mine from the Golpejas Property and /or sells the Golpejas Property for an amount to exceed $50,000,000 with all of the sale proceeds being deposited to the benefit of the Registrant.

On August 3, 2004, Michael S. Magruder was added to the Board of Directors. Mr. Magruderr has a Masters Degree in Education from Antioch University and has been employed by the Seattle Public School System since 1991.


                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                        GOLDTECH MINING CORPORATION

     August 4, 2004                      /s/  Tracey Krocker
                                         --------------------------------------
                                         Tracey Krocker, President